OPTION AGREEMENT

         THIS OPTION AGREEMENT ("AGREEMENT") between and among Dan Southwick, an individual ("Buyer") and Calbear Gas, L.L.C., a Texas Limited Liability Company ("Seller"), is ENTERED INTO AS OF THIS 23RD day of September, 1999.

                                    RECITALS

         WHEREAS, Liberty Mint, Ltd., a Colorado Corporation ("Liberty Mint, LTD."), was the parent corporation of Liberty Mint, Inc., a Utah Corporation ("Liberty Mint, Inc.");

         WHEREAS, Seller recently purchased from Liberty Mint, Ltd., 100% of Liberty Mint, Ltd.'s controlling interest of Liberty Mint, Inc. via a Stock Purchase Agreement dated September 23, 1999, ("Stock Purchase Agreement");

         WHEREAS, pursuant to the Stock Purchase Agreement, Seller purchased 7,291,326 shares of Liberty Mint, Inc. common stock from Liberty Mint, Ltd., which constitutes approximately an 88.2% controlling interest in Liberty, Mint, Inc.; and

         WHEREAS, Seller wishes to give Buyer the option of buying back the 7,291,326 shares of Liberty Mint, Inc. common stock that Seller purchased from Liberty Mint, Ltd. pursuant to the Stock Purchase Agreement.

         NOW THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration already received Seller and Buyer agree as follows:

                                    AGREEMENT

         For a ninety (90) day period from the date first written above, Seller hereby gives Buyer, the option, for Twenty-five dollars ($25.00) cash, the right to buy back the 7,291,326 shares of Liberty Mint, Inc. common stock that Seller purchased from Liberty Mint, Ltd. pursuant to the Stock Purchase Agreement described above.

         This Agreement constitutes the complete understandings and agreements between you and Buyer with respect to the matters referred to herein, and all other prior representations, negotiations and understandings, whether oral or written, are superseded by and merged into this Agreement. Neither you or Seller shall be liable or bound to any other person in any agreement, warranty, representation or guarantee, except as explicitly set forth herein.

Calbear Gas, L.L.C.                                      Dan Southwick,
a Texas Limited liability company                        an individual

/S/ Bonniejean C. Tippetts                               /S/ Dan Southwick
---------------------------                              --------------------
By: BonnieJean C. Tippetts                               By: Dan Southwick
Its: President

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